EXHIBIT 10.13




                              EMPLOYMENT AGREEMENT


         AGREEMENT made and effective the 30th day of October,  1996 ("Effective
Date"),   by  and  between  ADVANCED   TEXTILES,   INC.,  a  Texas   corporation
("Employer"), and PETER L. DEWALT ("Employee").

         1. Employment. The Employer hereby employs the Employee and the Employee hereby accepts the employment upon the terms and conditions hereinafter set forth.

         2. Term. The term of employment shall be for a period of two (2) years commencing with the Effective Date, subject to earlier termination as hereinafter provided. The word "Term" shall refer to the entire period of employment whether for the entire period provided above or whether terminated earlier.

         3. Duties. The Employee shall, subject to the terms hereof, serve as and shall perform the duties of president of the Employer as described by the Board of Directors faithfully and to the best of his ability under the direction of the President of Brunswick Technologies, Inc. ("BTI"), devoting his entire time, energy and skill during regular business hours to such employment. In the event that the Employer is merged into BTI, Employee will perform the duties of the president of the Advanced Fibers Division of BTI.

         4. Compensation. For Employee's services rendered hereunder, Employer shall pay Employee as follows:

                  (a) Base Salary. The base salary of Employee shall be at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per annum payable in equal monthly or other installments in accordance with the general practice of the Employer.

                  (b) First Year Bonus. As compensation in addition to the base salary, Employer will pay Employee on the first anniversary of the Effective Date, up to a maximum of $40,000 as a performance bonus in consideration of his performance in the successful integration of Employer and BTI, such determination of Employee's performance and the successful integration to be in the sole judgment of the Compensation Committee of the Board of Directors of BTI.

                  (c) Second Year Bonus Plan. As compensation in addition to the base salary, Employer will pay Employee on the second anniversary of the Effective Date, up to a maximum of $40,000 as a performance bonus in consideration of
         (i)Employee's submission to the senior management of BTI of a business plan for the Advanced Fibers Division of BTI for the second year of the Term on or before October 31, 1997 (or if Employer and BTI have merged, the Advanced Fibers Division of BTI), which plan is then approved by the Board of Directors of BTI, (ii)



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         Employee's continued  contribution to the successful integration of BTI and Employer, and (iii) Employee's performance in the successful execution of such plan, such determination of Employee's performance and the successful execution of the plan to be in the sole judgment of the Compensation Committee of the Board of Directors of BTI.

                  (d) BTI Stock. The Board of Directors of BTI has approved, subject to the approval by the stockholders of BTI, the following described bonus. In the event that this Agreement has not been terminated prior to the second anniversary of the Effective Date, other than due to a termination as described in Section 7(e) below, BTI shall issue to Employee 118 shares of BTI's common stock (the "Additional Shares;" such number to be adjusted in the event of a stock split or reverse stock split). The Board of Directors has approved the calling of a stockholders' meeting relative to the Additional Shares, and BTI agrees that such meeting will be called and held no later than November 30, 1996. In the event that the stockholders of BTI do not approve the issuance of the Additional Shares, BTI and Employee agree to work in good faith to provide Employee with a benefit reasonably equivalent to the Additional Shares.

                  (e) BTI Stock Options. The Board of Directors of BTI has approved, subject to approval by the stockholders of BTI the grant of an option to Employee to purchase 300 shares of BTI common stock (the "1996 Option") under the terms of its 1994 Stock Option Plan or any new stock option plan (such number to be adjusted in the event of a stock split or reverse stock split), such shares to be purchasable at an exercise price per share equal to the price at which common stock of BTI is offered to the public in BTI's initial public offering, or in the event that such offering does not occur on or before December 31, 1996, $455.00 per share (such price to be adjusted in the event of a stock split or reverse stock split). The 1996 Option will vest on the second anniversary of the Effective Date and will be exercisable prior to the tenth anniversary of the vesting date. The Board of Directors has approved the calling of a stockholders' meeting relative to the 1996 Option, and BTI agrees that such meeting will be called and held no later than November 30, 1996. In the event that the stockholders of BTI do not approve the 1996 Option, BTI and Employee agree to work in good faith to provide Employee with a benefit reasonably equivalent to the 1996 Option. During the year beginning with the second anniversary of the Effective Date, Employee shall be eligible for a further grant under the 1994 Stock Option Plan or any new stock option plan, such grant, if any, to be determined by the Compensation Committee of the Board of Directors of Employer.

         5.       Benefits.

                  (a) Vacation. Employee shall be entitled to a vacation each year during the Term. The length and the time of taking such a vacation shall be as set forth in the BTI personnel handbook with the Employee's seniority with Employer before



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         and  after  the  Effective  Date  being   recognized  for  purposes  of
         determining the amount of vacation earned.

                  (b) Insurance. Employer shall continue to provide for Employee, at Employer's expense, participation in medical, accident and health, disability, income continuation and life insurance benefits equivalent to the benefits provided at the Effective Date. Such coverage shall take effect as of the Effective Date and shall continue throughout the Term.

                  (c) Automobile. During the Term, Employer shall provide Employee an automobile at Employer's expense and for Employee's sole use. Employer shall pay all operating expenses relating to the business of ATI but Employee shall be responsible for any operating expenses relating to personal use of the automobile.

                  (d) Business Expenses. Employee shall be entitled to reimbursement by Employer for any and all ordinary and necessary business expenses incurred by Employee in the performance of Employee's duties and in acting for Employer during the Term, provide an adequate accounting is made therefor.

                  (e) Board of Directors. During the Term, and unless and until Employer merges with BTI, Employee shall serve on the Board of Directors of ATI, and BTI agrees to vote its shares of ATI capital stock in favor of such election.

                  (f) Other. Employee shall be entitled to such other benefits as may from time to time be extended to Employee in the sole discretion of the Board of Directors of Employer.

         6. Disability. If Employee becomes mentally or physically ill or incapacitated during his employment, whether due to illness, accident or other disability, he shall receive full compensation during any such period. However, should it appear that such illness or incapacity would prevent Employee from rendering services, as required hereunder, to Employer for a period of six (6) consecutive months, Employee shall be considered disabled, and in such event, Employer shall have the right to terminate Employee if after giving thirty (30) days' notice of its intention to terminate, Employee does not return to his duties and satisfactorily perform such duties on a full-time basis for at least two (2) consecutive months. No bonus payment as provided for in paragraph 4(b) hereof shall be payable with respect to any period in which Employee is mentally or physically ill or incapacitated for other than a temporary period of time.

         7. Termination. Employee's employment under this Agreement shall terminate immediately upon the occurrence of any one of the following events:

                  (a)      Death.  The death of Employee.

                  (b) Termination for Cause. The Board of Directors, acting without Employee as a member for this purpose, shall determine that one of the following events shall have occurred, and shall terminate Employee's employment as a consequence thereof (a "Termination for Cause"):

                           (i) Employee fails or refused to faithfully or diligently perform the provisions of this Agreement or neglects his duties or devotes time or attention to other interests.

                           (ii)   Employee's   employment   is   terminated   in
                  accordance with Paragraph 6 herein.

                           (iii)    Employee    commits   an   act   of   fraud,
                  misappropriation, embezzlement or similar action.

                           (iv)  Employee  is   adjudicated  a  bankrupt  or  is
                  convicted of a crime punishable by imprisonment.

                           (v) Employee  engages in any  activity  that would in
                  the opinion of the Board of Directors constitute a conflict of interest with the Employer.

                           (vi) Employee engages in any activity which materially adversely affects Employer's reputation in the community or market place or which evidences the lack of Employee's fitness or ability to perform Employee's duties.

                  (c) Sale of Business. The business of Employer is sold to a third party, and Employee is offered a management position with the successor company at substantially the same compensation for a period corresponding to the remaining term of the Agreement, and refuses to continue in his employment.

                  (d)  Voluntary  Quit.  Employee  voluntarily   terminates  his
         employment hereunder other than in the circumstances set forth in subparagraph 7(c) above.

                  (e) Termination at Will. Employer terminates this Agreement for any reason other than a Termination for Cause.

         8.       Consequences of Termination of Employment.

                  (a) In the event employment of Employee is terminated hereunder under the circumstances described in subparagraphs 7(a), 7(b), 7(c) or 7(d) above, all obligations of the Employer hereunder shall cease, and Employee shall continue to be bound by his obligations under paragraphs 9 and 10 herein.

                  (b) In the event that employment by Employee is terminated by Employer under subparagraph 7(e), or if, in the event of a sale of Employer in which Employee is not offered a management position with the successor company at substantially the same compensation for a period corresponding to the remaining term hereunder, Employer shall continue to pay the Base Salary for the remaining term of this Agreement, and Employee shall be bound by his obligations under subparagraphs 9 and 10 herein.

         9. Non-Competition Agreement. Employee expressly agrees, as further consideration hereof and in consideration of the purchase by BTI of his shares of capital stock in Employer, and as a condition to the performance by Employer of its obligations hereunder, that, while employed by Employer, and for the periods hereinafter described, he will not directly or indirectly render advisory services to, or become employed by, or participate or engage in, any business materially competitive with any of the businesses of Employer or BTI (Employee hereby acknowledging that he has had access in his executive capacity to material information about Employer's and BTI's businesses) without the written consent of Employer first had and obtained. Prior to the first anniversary of the date hereof, if Employee is terminated for any reason described in Section 8 (a) or 8 (b) hereof, the foregoing agreement of Employee in this Section 9 shall terminate on the second anniversary of the date hereof, provided in the event of a termination as described in Section 8 (b) hereof, Employer continues to pay Employee the Base Salary as described therein. In the event that Employee is terminated after the first anniversary hereof for any reason described in Section 8(a) hereof, the foregoing agreement of Employee in this Section 9 shall terminate twelve months from the effective date of termination. In the event of a termination as described in Section 8 (b) hereof, the foregoing agreement of Employee shall continue until the second anniversary hereof, provided that Employer continues to pay Employee the Base Salary as described therein.

         10. Confidentiality. Employee agrees that, both during and after his employment hereunder, he will not disclose to any person unless authorized to do so by Employer or BTI, any of the Employer's or BTI's trade secrets or other information which is confidential or secret. Trade secrets or confidential information shall mean information which has not been made available by Employer or BTI to the public, including, but not limited to, business plans, product or market development studies, plans or surveys; designs and patterns; inventions, secret processes and developments; any cost data, including labor costs, material costs, and any data on raw material, fibers, machinery, equipment and other manufacturing supplies; technical improvements, designs, procedures and methods developed by Employer or BTI; any data pertaining to sales volume by location or by product category; customer lists; production methods other than those licensed by outside companies; compensation practices; and profitability, margins, asset values, or other information relating to financial statements.

         Employee acknowledges that the disclosure of Employer's or BTI's trade secrets or confidential information to unauthorized persons would constitute a clear threat to the business of Employer or BTI, and that the failure of Employee to abide by the terms of paragraphs 9 and 10 will entitle Employee to exercise any and all remedies available to it in law or equity, including, without limitation, an injunction prohibiting a breach of these provisions.




         12.      General Provisions.

                  (a) Applicable Law. This Agreement shall be construed and regulated under and by the laws of the State of Maine.

                  (b) Invalid Provisions. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof and the Agreement shall be construed in all respects as if all invalid or unenforceable provisions were omitted.

                  (c) Entire Agreement. This instrument contains the entire agreement of the parties. It supersedes all prior understandings and agreements, written or oral, and can be modified only in writing signed by both Employer and Employee, and supersedes all prior agreements, representations, warranties and understanding, written or oral with respect thereto, including without limitation that certain Employment Agreement between Employer and Employee dated as of May 1, 1996, which the parties agree is terminated effective with their execution hereof.

                  (d) Benefit of Agreement. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, including Employer's successors in interest by merger, consolidation, or sale.

                  (e)  Assignment.  Except  to  any  successor  in  interest  or assignee of the Employer, neither this Agreement nor any rights, benefits or obligations hereunder may be assigned by either party hereto. If the Employer does assign this Agreement to a successor in interest, prior to such assignment the Employer shall obtain from its successor the assumption in writing of Employer's obligations hereunder. Employee shall have the right to terminate this Agreement in the event of any such assignment by Employer to its successor in interest.

                  (f) Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when sent by United States Mail, postage prepaid, or when sent by overnight courier, with receipt obtained, in each case addressed to the party at the address shown at the end of this Agreement. A copy of any such notice shall be sent to Walter D. Wekstein, Gadsby & Hannah, 125 Summer Street, Boston, MA 02110.


         EXECUTED the day and year first above written.




                                          EMPLOYER:



                                          --------------------------------------
                                          Advanced Textiles, Inc.
                                          2460 North Crossroads Boulevard
                                          Seguin, Texas 78155



                                          By: __________________________________
                                                      William M. Dubay
                                                          Title:


                                          --------------------------------------


                                          EMPLOYEE:



                                          --------------------------------------
                                          Peter L. DeWalt
                                          1826 Tragone Drive
                                          Pittsburgh, Pennsylvania 15241


Brunswick Technologies, Inc. joins in this Agreement for purposes of its agreements set forth in Sections 4 and 5 hereof.




By:
   -------------------------------
   William M. Dubay,
   President
   43 Bibber Parkway
   Brunswick, ME  04011